United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934
January 10, 2008
(Date of Report)
ULTRALIFE BATTERIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-20852 (Commission File Number)	16-1387013 (IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York (Address of principal executive offices)	14513 (Zip Code)
(315) 332-7100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.
On July 3, 2006, Ultralife Batteries, Inc. (the “Company”) issued a subordinated convertible promissory note in the principal amount of $20 million (the “Note”) to McDowell Research, Ltd. (“McDowell”), in connection with the closing of the Company’s acquisition of substantially all of the assets of McDowell for an aggregate purchase price of approximately $25 million.
Subsequent to that time, the Note was split up proportionately among the six equityholders of McDowell, and new notes were issued. On October 3, 2007, the Company entered into a Settlement Agreement with the former owners of McDowell and the holders of the split up McDowell Note pursuant to which the aggregate principal amount of the subordinated convertible promissory notes was reduced from $20 million to $14 million. On November 16, 2007, the Company prepaid $3.5 million of the outstanding principal amount on the split up notes, which resulted in the Company satisfying its obligations under two of the notes.
Effective January 10, 2008, the remaining four noteholders each converted their convertible subordinated promissory notes into 175,000 shares of the Company’s common stock, par value $.10 per share. The Company issued a cumulative amount of 700,000 shares of the Company’s common stock to the four remaining noteholders.
The Company issued the 700,000 shares of its common stock to the four remaining noteholders without registration under Section 5 of the Securities Act of 1933 in reliance on the exemption from registration contained in Section 4(2) of the Securities Act. Section 4(2) of the Securities Act exempts from registration “transactions by an issuer not involving any public offering.” To qualify for this exemption, the purchasers of the securities must (1) have sufficient knowledge and experience in finance and business matters to evaluate the risks and merits of the investment or be able to bear the investment’s economic risk, (2) have access to the type of information normally provided in a prospectus and (3) agree not to resell or distribute the securities to the public absent an effective registration statement. In addition, the Registrant cannot use any form of public solicitation or general advertising in connection with the transaction. The Company believes that all of the requirements to use the exemption from registration in Section 4(2) of the Securities Act have been satisfied in connection with the original issuance of the subordinated convertible promissory note and the subsequent issuance of the 700,000 shares of its common stock upon conversion of the notes held by the four remaining noteholders. The 700,000 shares are freely tradable, as resales of those shares by the four individuals to whom the shares were issued have been registered pursuant to an effective S-3 registration statement (Registration No. 333-136742).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2008	ULTRALIFE BATTERIES, INC.

/s/ Robert W. Fishback

Robert W. Fishback Vice President — Finance and Chief Financial Officer